UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (651) 483-7111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing:

On October 1, 2014, Deluxe Corporation’s 5 1/8 Senior Notes issued October 1, 2004 matured and were repaid utilizing $125 million of cash on hand and an initial draw of $135 million on the company’s $350 million credit facility. The company’s total payment related to the maturing debt was $260 million, consisting of $253.5 million of principal and $6.5 million of accrued interest. The company currently has approximately $202 million available on its credit facility after this initial draw and taking into account outstanding letters of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2014

DELUXE CORPORATION

/s/ Terry D. Peterson

Terry D. Peterson
Senior Vice President,
Chief Financial Officer

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